Amended and Restated

CODE OF ETHICS WITH RESPECT TO

SECURITIES TRANSACTIONS OF ACCESS PERSONS

FOR

THE AAL MUTUAL FUNDS

AAL VARIABLE PRODUCT SERIES FUND, INC.

AID ASSOCIATION FOR LUTHERANS

and

AAL CAPITAL MANAGEMENT CORPORATION

November 8, 2000

                                TABLE OF CONTENTS
                                -----------------

APPENDIX A          THREE COMPLIANCE CATEGORIES

APPENDIX B          PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

APPENDIX C          INITIAL HOLDINGS REPORT

APPENDIX D          QUARTERLY SECURITIES TRANSACTIONS REPORT

APPENDIX E          ANNUAL HOLDINGS REPORT

I. INTRODUCTION.

Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940 (the “1940 Act”) requires investment companies, as well as their investment advisers and principal underwriters, to adopt written codes of ethics containing provisions reasonably necessary to prevent “Access Persons” from engaging in any act, practice, or course of business prohibited under the anti-fraud provisions of the Rule.1 The Board of Directors/Trustees of each of these investment companies, including a majority of the Directors/Trustees who are not interested persons of such investment company, must approve the code of ethics of the investment company, the code of ethics of each investment adviser/sub-adviser and principal underwriter of the investment company and any material changes to those codes of ethics. The Board of Directors/Trustees must base its approval of a code of ethics and any material changes thereto on its determination that the code of ethics contains provisions which are reasonably necessary to prevent Access Persons from engaging in acts, practices or courses of business prohibited by the anti-fraud provisions of the Rule. Any material change to a code of ethics must be approved by the Board no later than six months after the material change is adopted. Pursuant to the requirements of the Rule, The AAL Mutual Funds and the AAL Variable Product Series Fund, Inc. (together the “Funds”) and AAL Capital Management Corporation and Aid Association for Lutherans (together the “Advisers”) have adopted this Code of Ethics (the “Code”) with respect to securities transactions of the directors/trustees, officers, and certain employees of the Funds and the Advisers that come within the term “Access Person,” as defined below. To the extent the Funds employ a sub-adviser to manage any series of the Funds, the provisions of the Code shall apply to the sub-adviser with respect to the series of the Funds for which it acts as sub-adviser.

__________
1 Rule 17j-1 under the 1940 Act provides that it is unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of such company’s investment adviser or principal underwriter, in connection with any purchase or sale, directly or indirectly, by such person of a “security held or to be acquired” by such investment company, to engage in any of the following acts, practices or courses of business:

  employ any device, scheme, or artifice to defraud such investment company,

  make to such investment company any untrue statement of a material fact or omit to state to such investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

  engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such investment company; and

  engage in any manipulative practice with respect to such investment company.

This Code reflects the principal recommendations in the August 25, 1999 Report of the Investment Company Institute Advisory Group on Personal Investing. It is intended to provide guidance to Access Persons of the Funds and the Adviser in the conduct of their personal investments to eliminate the possibility of securities transactions occurring that place, or appear to place, such persons in conflict with the interests of the Funds or their shareholders.2

__________
2 Consistent with Section 206 of the Investment Advisers Act of 1940 and Rules 204-2(a)(12) and (13), and to the extent appropriate, the Access Persons of the Advisers shall abide by the principles established by this Code and the specific reporting and other requirements hereof when dealing with other advisory clients of the Advisers.

Your receipt of this Code for your review and signature means that you are a person to whom the Code applies. You are required to certify initially, and annually thereafter, that you have read, understood and complied with this Code. See Appendices D, E and F.

If you have any questions concerning this Code, please contact the Compliance Officer (“Compliance Officer”).

II. DEFINITIONS.

A. Access Person. "Access Person" means the following:

1. With respect to the Funds and AAL Capital Management Corporation, any Director/Trustee, officer or “Advisory Person” (see definition below) of the Funds or AAL Capital Management Corporation.

2. With respect to Aid Association for Lutherans, any director, officer, or Advisory Person (as defined below) of Aid Association for Lutherans who, with respect to any of the Funds, makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to any of the Funds; or who, in connection with his/her duties, obtains any information concerning securities recommendations being made to any of the Funds.

B. Advisory Person. Advisory Person means (a) any employee of the Funds or the Advisers who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined in II.H. below) by or on behalf of the Funds, or (b) any employee of the Funds or the Advisers whose functions relate to the making of any recommendations with respect to such purchases or sales. In the event that any natural person or company is in a control relationship with the Funds or the Advisers, the term “Advisory Person” includes such natural person or company, or any employee of such a company to the same extent as an employee of the Funds or the Advisers.

The differences between Access Persons, Advisory Persons and Portfolio Managers are often confusing. In an effort to clarify this situation, please see Appendix A.

C. Beneficial Ownership. Beneficial Ownership has the same meaning as used in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the term applies to both debt and equity securities. “Beneficial ownership” under Rule 16a-1(a)(2) includes accounts of a spouse, minor children who reside in an Access Person’s home and any other relatives (parents, adult children, brothers, sisters, etc.) whose investments the Access Person directs or controls, whether the person lives with the Access Person or not, as well as accounts of another person (individual, partner, corporation, trust, custodian, or other entity) if by reason of any contract, understanding, relationship, agreement or other arrangement the Access Person obtains or may obtain therefrom a direct or indirect pecuniary interest. A person does not derive a direct or indirect pecuniary interest solely by virtue of serving as a trustee or executor unless he/she or a member of his/her immediate family has a vested interest in the income or principal of the trust or estate. A copy of Release No. 34-18114 issued by the Securities and Exchange Commission on the meaning of the term “beneficial ownership” is available upon request from the Compliance Officer, and should be reviewed carefully by any Access Person before preparing any reports required by this Code.

D. Being Considered for Purchase or Sale. A security is Being Considered for Purchase or Sale when a recommendation to purchase or sell such security has been made and communicated by an Advisory Person of the Funds or the Advisers, in the course of his/her duties and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

E. Control. Control means the power to exercise a controlling influence over the management and policies of a company, unless such power is solely the result of an official position with such company.

F. Independent Director/Trustee. The term Independent Director/Trustee means a director/trustee of the Funds who is not an "interested person" of the Funds within the meaning of Section 2(a)(19) of the 1940 Act. These Directors/Trustees have been designated by the Funds.

G. Portfolio Manager. A Portfolio Manager is a person who makes decisions as to the purchase or sale of portfolio securities of the Funds.

H. Security. “Security” has the same meaning as in Section 2(a)(36) of the 1940 Act, as well as futures and commodities. Included within the definition are interests in self-directed retirement plans. Excluded are interests in independently managed retirement plans. Also excluded from this definition are shares of registered open-end investment companies (mutual funds and variable annuities), securities issued (irrespective of maturity) as direct obligations of the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, and various “money market instruments” (e.g., conventional repurchase agreements, U.S. Government agency obligations, obligations issued or guaranteed by foreign governments) maturing within 397 calendar days from the date of purchase.

I. Securities Transaction. The term Securities Transaction means the execution, either directly or indirectly, of any purchase or sale of a security.

J. Security Held or to be Acquired by the Funds. Security Held or to be Acquired by the Funds means:

1. Any Security which, within the most recent 15 days:

a. Is or has been held by the Funds; or
b. Has Been Considered or is Being Considered for Purchase or Sale by the Adviser for the Funds; and

2. Any option to purchase or sell, and any Security convertible into or exchangeable for, a Security.

III. STATEMENT OF GENERAL PRINCIPLES.

The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

Each Access Person shall adhere to the highest ethical standards and shall:

A. at all times, place the interests of the Funds before his/her personal interests;

B. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or any abuse of position of trust and responsibility; and

C. not take any inappropriate advantage of his/her position with or on behalf of the Funds.

Access Persons should follow not only the letter of this Code, but also its spirit and their transactions will be reviewed for this purpose.

IV. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.

A. Preclearance Required for All Securities Transactions. Unless the transaction is exempt under V. below, no Access Person (other than an independent Director/Trustee of the Funds) may directly or indirectly, initiate, recommend, or in any other way participate in the purchase or sale of a security in which such Access Person has, or by reason of the transaction may acquire, any direct or indirect beneficial interest, without first obtaining prior written clearance for such transaction from the Compliance Officer. When requesting preclearance, each Access Person should be aware that:

1. all requests for preclearance must be set forth in writing on the standard Personal Trading Request and Authorization Form, a copy of which is attached as Appendix B.

2. preclearance of a securities transaction is effective for the day of clearance and the next three business days.

B. Timing of Purchases and Sales (Blackout Periods)3. Unless the transaction is exempt under V. below, no Access Person (other than an independent Director/Trustee of the Funds) may (I) execute a Securities Transaction on a day during which the Funds have a pending “buy” or “sell” order in that same Security, until that order has been executed or withdrawn, or (ii) purchase or sell any Security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, in a Security being considered for purchase or sale by the Funds.4 Additionally, no Portfolio Manager may purchase or sell as beneficial owner any Security within at least seven calendar days before and after the Funds trade (or have traded) in that Security.

______________
3 The foregoing blackout periods shall not apply to a transaction following written preclearance by the Compliance Officer as to a Security purchased or sold by a Fund modeled on an index of Securities and which Fund transaction is made for the purpose of maintaining existing index weightings within the Fund.

4 A Security is not deemed to be Being Recommended for Purchase or Sale if it is (1) a component of an index or model which a portfolio of the AAL Variable Product Series Fund and/or The AAL Mutual Funds are designed to reflect unless the determination as to whether to add or delete the Security is within the discretion of an Advisory Person of the Fund; and (2) the Security is not Being Recommended for Purchase or Sale by any of the other Funds. In each case, a determination as to whether a Security is or is not deemed to be Being Recommended for Purchase or Sale will be made by the Compliance Officer.

C. Short-Term Trading Profits. Short term trading by Advisory Persons shall be looked upon with disfavor. All sales and purchases (or purchases and sales) of the same or equivalent securities within 60 calendar days by an Advisory Person shall be reported to the Funds' Board of Directors/Trustees.

D. Initial Public Offerings. No Access Person other than an Independent Director/Trustee of the Funds may acquire any Beneficial Ownership in any Securities in an initial public offering.

E. Options. No Access Person may purchase or sell derivatives, futures or options (puts and/or calls).

F. Gifts. No Advisory Person may receive any gift or anything else of more than $100 value within any calendar year from any person, entity or person affiliated with an entity that does business with or on behalf of the Funds. Business related entertainment such as meals, tickets to the theater or a sporting activity or event which are infrequent and not unreasonable in nature are excepted from this prohibition.

G. Private Placements. With regard to private placements, each Advisory Person shall:

1. obtain express prior written approval from the Compliance Officer (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for the Funds, and whether such opportunity is being offered to such Advisory Person by virtue of his/her position with the Funds) for any acquisition of Securities in a private placement5; and,

2. if and after such authorization to acquire Securities in a private placement has been obtained, each advisory person shall disclose any future personal involvement in this security in the event that there is any subsequent consideration by the Funds (or any other investment company for which he acts in a capacity as an Advisory Person) of investment in that issuer arises.

______________
5 If the Funds decide to purchase Securities of an issuer the shares of which have been previously obtained in a private placement for personal investment by an Advisory Person, that decision shall be subject to an independent review by the independent Directors/Trustees who have no personal interest in the issuer.

H. Service as a Director. No Advisory Person shall serve on a board of directors of a publicly traded company, absent prior written authorization by the Board of Directors/Trustees of the Funds, based upon a determination that such service would be consistent with the interests of the Funds.6

______________
6 If board service of an Advisory Person is authorized by the Board of Directors/Trustees of the Funds, such Advisory Person shall be isolated from the investment making decisions of the Funds with regard to Securities of the company on whose board the Advisory Person serves.

I. Confidentiality. No Access Person shall reveal to any other person (except in the normal course of his/her duties on behalf of the Funds or the Advisers) any information regarding securities transactions made, or being considered, by or on behalf of the Funds.

J. Restricted and Watch List. No Access Person may trade in any security on the AAL/CMC Restricted and/or Watch List.

V. EXEMPT TRANSACTIONS.

The prohibitions described in IV.A and B above shall not apply to:

A. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control, or in any account of the Access Person which is managed on a discretionary basis by a person other than the Access Person and, with respect to which the Access Person does not in fact influence or control purchase or sale transactions;

B. purchases or sales that are non-volitional on the part of the Access Person or the Funds, including mergers, recapitalization or similar transactions;

C. purchases that are part of an issuer's or broker's automatic dividend reinvestment plan;

D. purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

E. purchases or sales that are part of an investment club portfolio;

F. purchases or sales in shares of unit investment trusts (UIT's) or exchange traded funds (SPDR's, iShares and ETF's);

G. purchases or sales of fixed income investments ( i.e. bonds);

H. purchases or sales of closed-end mutual funds; and

I. purchases or sales that receive the prior approval of the Compliance Officer on the basis that (a) the transaction is not potentially harmful to the Funds, (b) the transaction would be unlikely to affect the market in which the portfolio securities for the Funds are traded, or (c) the transaction is not related economically to the Securities to be purchased, sold, or held by the Funds andthe decision to purchase or sell the Security is not the result of material non-public information. As noted above, prior approval must be set forth in writing on the Personal Trading Request and Authorization Form (APPENDIX B).

VI. REPORTING REQUIREMENTS OF ACCESS PERSONS.

A. Initial Holdings Report. All Access Persons shall complete, sign and submit to the Compliance Officer an Initial Holdings Report (attached hereto as Appendix C) no later than 10 days after becoming an Access Person [Note: Persons who became Access Persons before March 1, 2000 are not required to submit an Initial Holdings Report.] The Initial Holdings Report shall contain the following information:

1. the title, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

2. the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

3. the date on which the report is submitted by the Access Person.

B. Quarterly Transaction Reports. All Access Persons other than Independent Directors/Trustees of the Funds shall complete, sign and submit to the Compliance Officer a Quarterly Transaction Report (attached hereto as Appendix D) which discloses the information with respect to transactions during the quarter in any Security in which such Access Person has, or by reason of such transaction acquires any direct or indirect beneficial ownership in that Security. The Quarterly Transaction Report shall be provided to the Compliance Officer not later than 10 days after the end of each calendar quarter, whether or not there has been a transaction for the quarter. If there has been a transaction for that period, the Quarterly Report shall contain the following information:

1. the date of the transaction, the title, interest rate and maturity rate (if applicable), the number of shares and the principal amount of the Security involved;

2. the nature of the transaction, i.e., purchase, sale or any other type of acquisition or disposition;

3. the price of the Security at which the transaction was effected;

4. the name of the broker, dealer or bank with or through whom the transaction was effected; and

5. the date on which the report is submitted to the Compliance Officer by the Access Person.

For any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Quarterly Transaction Report shall contain the following information:

1. the name of the broker, dealer or bank with whom the Access Person established the account;

2. the date the account was established; and

3. the date that the report is submitted by the Access Person.

In lieu of the Quarterly Transaction Report, the reporting person may provide copies of broker trade confirmations or monthly or quarterly account statements reflecting equivalent information, provided the reporting person dates and signs each such statement.

C. Annual Holdings Report. All Access Persons other than Independent Directors/Trustees of the Funds shall complete, sign and submit to the Compliance Officer an Annual Holdings Report no later than 30 days following the end of the calendar year. The Annual Holdings Report (attached hereto as Appendix E) shall contain the following information (which shall be current as of a date no more than 30 days before the report is submitted):

1. the title, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership;

2. the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

3. the date on which the report is submitted by the Access Person.

D. Independent Directors/Trustees. An Independent Director/Trustee of the Funds shall report a transaction in a Security if the Director/Trustee, at the time of the transaction, knew or, in the ordinary course of fulfilling his/her official duties as a Director/Trustee of the Funds, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Director/Trustee, the Security is or was purchased or sold by the Funds or was Being Considered for Purchase or Sale.

The foregoing provision as to a Security Being Considered for Purchase or Sale shall not apply with respect to a Security merely because it is a component of an index or model which a series or portfolio of the Funds is designed to reflect.

E. Confirmations. All Access Persons (other than Independent Directors/Trustees of the Funds) shall supply to the Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal Securities Transactions. These confirms will be provided directly through the Brokers. However, it is the responsibility of the Access Person to ensure that confirms of all trades are provided to the Compliance Officer.

F. Potential Conflicts of Interest. Every Access Person shall immediately report to the Compliance Officer any factors of which the Access Person is aware that would be relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between the Access Person’s transactions and Securities held or to be acquired by the Funds. These factors may include, for example, officerships or directorships with issuers or beneficial ownership of more than ½ of 1% of the total outstanding shares of any issuer whose shares are publicly traded or that may be initially offered to the public in the foreseeable future.

G. Disclaimer of Beneficial Ownership. No Initial Holdings, Quarterly Transaction or Annual Holdings Report shall be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

H. Notification of Reporting Obligation. All Access Persons who have a duty to file Initial, Annual and Quarterly reports under this section shall be informed of that duty by the Compliance Officer and shall be provided with a copy of this Code. One informed of the duty to file a Quarterly Report, an Access Person has a continuing obligation to file all reports in a timely manner.

VII. COMPLIANCE MONITORING.

The Compliance Officer shall review all Initial, Quarterly and Annual Reports, confirmations, and other materials provided to him/her regarding personal Securities Transactions by Access Persons to ascertain compliance with the provisions of this Code. The Compliance Officer shall institute any procedures necessary to monitor the adequacy of such reports and to otherwise prevent or detect violations of this Code. Upon discovery of a violation of this Code, it shall be the responsibility of the Compliance Officer to report such violation to the management of the Adviser(s), as well as to the Board of Directors/Trustees of the Funds.

VIII. REVIEW BY BOARD OF DIRECTORS/TRUSTEES.

The Compliance Officer shall regularly (but not less frequently than annually) furnish to the Board of Directors/Trustees of the Funds a written report regarding the administration of this Code. This report shall describe any issues that have arisen under the Code or procedures since the last report to the Board of Directors/Trustees, including, but not limited to, information about material violations of the Code or any procedures or sanctions imposed in response to the material violations. The report also shall certify that the Funds and the Advisers have adopted procedures reasonably necessary to prevent Access Persons from violating this Code. If any such report indicates that any change to this Code is advisable, the Compliance Officer shall make an appropriate recommendation to the Board of Directors/Trustees. The Compliance Officer also shall inquire into any apparent violation of this Code and shall report any apparent violation requiring remedial action to the Board of Directors/Trustees. The Board of Directors/Trustees shall consider this report. Upon finding such a violation of this Code, including the filing of any false, incomplete, or untimely Initial, Quarterly or Annual Report, or the failure to obtain preclearance of any personal securities transaction, the Board of Directors/Trustees may impose any sanction or take such remedial actions as it deems appropriate. No Director/Trustee shall participate in a determination of whether he/she has committed a violation of this Code or of the imposition of any sanction against himself/herself.

IX. RECORDS RETENTION.

The Funds and the Advisers shall maintain records in the manner and to the extent set forth below, which records may be maintained on an appropriate electronic or film media under the conditions described in Rule 31a-2(f)(1) under the 1940 Act:

A. Retention of Copy of Code. A copy of this Code shall be preserved in an easily accessible place;

B. Record of Violations. A record of any violation of this Code and of any Code in effect within the past five years, and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

C. Copy of Forms and Reports. A copy of each Personal Trading Request and Authorization Form and each Initial, Quarterly and Annual Report prepared and filed by an Access Person pursuant to this Code shall be preserved by the Compliance Officer for a period of not less than five years from the end of the fiscal year in which such report is made or the information is provided, the first two years in an easily accessible place;

D. List of Access Persons. A list of all persons who are, or within the past five years of business have been, required to file Personal Trading Request and Authorization Forms and Initial, Quarterly and Annual Reports pursuant to this Code shall be maintained in an easily accessible place;

E. List of Compliance Personnel. A record of all persons who are, or within the past five years have been, responsible for reviewing Personal Trading Request and Authorization Forms and Initial, Quarterly and Annual Reports pursuant to this Code shall be maintained in an easily accessible place;

F. Approval of Acquisition of Securities. A record of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person of a Security under Section IV (above) shall be maintained for at least five years after the end of the fiscal year in which the approval is granted; and

G. Sites of Records to be Kept. All such records and/or documents required to be maintained pursuant to this Code shall be kept at the offices of AAL Capital Management Corporation, to which each of the Funds and Aid Association for Lutherans shall have access during normal business hours.

X. CONFIDENTIAL TREATMENT.

All reports and other records required to be filed or maintained under this Code shall be treated as confidential, except to the extent required by law.

XI. VIOLATIONS OF THIS CODE.

Violations of this Code may result in the imposition of sanctions or the taking of such remedial steps as the Funds and/or the Advisers may deem appropriate, including, but not limited to, unwinding the transaction or, if impractical, disgorgement of any profit from the transaction, a letter of censure, reduction in salary, and suspension or termination of employment. No Director/Trustee or officer of the Funds or the Advisers shall participate in a determination of whether he/she has committed a violation of this Code or of the imposition of any sanction against himself/herself.

In addition, the Funds or the Advisers may report any violations to the appropriate regulatory authority, including the Securities and Exchange Commission.

XII. INTERPRETATION OF PROVISIONS.

The Board of Directors/Trustees of the Funds and management of the Advisers may, from time to time, adopt such interpretations of this Code as such Boards or management deems appropriate.

XIII. AMENDMENTS TO THE CODE.

Any amendment to the Code shall be effective 30 calendar days after written notice of such amendment shall have been received by the Compliance Officer, unless the Board of Directors/Trustees of the Funds or the management of the Advisers, as appropriate, expressly determines that such amendment shall become effective on another specific date or shall not be adopted.

CODE OF ETHICS

Three Compliance Categories

Access Persons

Advisory Persons

Portfolio Managers

Access Persons-obtain (have “access” to) information about a fund’s purchase or sale of securities in the course of their normal work. Everyone who is subject to the Code of Ethics is an Access Person and every Access Person is subject to the Code of Ethics

Advisory Persons-are involved in the decision making process but do make the final decision (typically traders and investment analysts).

Portfolio Managers-make the investment decision for the Funds.

CODE OF ETHICS

Restrictions on Personal Investing

Access Person Requirements

IV.A Preclearance of securities transactions

  Request in writing
  Approval in writing
  Clearance day plus 3 business day approval period

IV.B Blackout Periods

  Access person can't buy/sell a security on any day that the Fund buys/sells it

IV.D IPO Prohibition

  Total prohibition

IV.E Copies of B/D confirms to Compliance Officer

VI. Quarterly Reports of securities transactions Compliance Officer

  Completed Quarterly Reports due to Compliance Officer by 10th day following each calendar quarter.

IV.H Confidentiality except in normal course of business Officer

VI.H Conflict of Interest Situations

VI. Initial and Annual Reports

Additional Advisory Person Requirements

IV.C Short-term profits within 60 days

  Report to Board

IV.E Gift Prohibition

  $100 cap on gifts, etc, from any person doing business with or on behalf of the investment company.

IV.F. Private Placements

  Requires prior written approval
  If prior approval given, disclosure requirements for that issuer in future considerations
  Disinterested Trustee review needed if Fund considers buying above security

IV.G Director of publicly traded company

  Must have prior written approval of Fund Trustees

VI.E Annual disclosure of securities holdings

Additional Portfolio Managers Requirements

VI.B Blackout periods

  Portfolio manager cannot buy/sell within 7 days either side of a Fund trade (15-day window).

APPENDIX B

PERSONAL TRADING REQUEST AND AUTHORIZATION FORM FOR THE CODES OF ETHICS FOR THE AAL MUTUAL FUNDS, THE AAL VARIABLE PRODUCT SERIES FUND, INC., AID ASSOCIATION FOR LUTHERANS, AND AAL CAPITAL MANAGEMENT CORPORATION

Personal Trading Request (to be completed prior to any personal trade):

1. Name:

2. Phone ext:

3. Position:

4. Date of proposed transaction:

5. Name of the issuer and dollar amount and number of Securities of the issuer proposed to be purchased or sold:

6. Nature of transaction (i.e., purchase, sale):1

7. Are you or is a member of your immediate family an officer or director of the issuer of the Securities or any affiliate2 of the issuer? Yes         No

If yes, please describe:

8. Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the Securities:3

9. Are you aware of any material non-public information regarding the Security or the issuer? Yes         No

10. Does this transaction involve a Private Placement? Yes         No

Note: If you marked “yes,” and you are an Advisory Person or Portfolio Manager, you must obtain written approval from the Compliance Officer before executing the trade.

11. Is the Security being purchased part of an Initial Public Offering? Yes         No

Note: Advisory Persons and Portfolio Managers are prohibited from participating in Initial Public Offerings.

12. Do you beneficially own more than1/2of 1% of the outstanding equity Securities of the issuer? Yes         No

If yes, please report the total number of shares “beneficially owned”:

13. Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship between the proposed transaction and any Securities Held or to be Acquired by the Funds or other managed accounts or affiliates of the Advisers that may be relevant to a determination as to the existence of a potential conflict of interest?4 Yes         No

If yes, please describe:

14. Do you want to have an executed copy of this request for your files? Yes         No

To the best of my knowledge and belief, the answers provided above are true and correct.

                                        Signature:

                                        Date:

__________
1 If other than a market order, please describe any proposed limits.

2 For purposes of this question, “affiliate” includes (I) any entity that directly or indirectly owns, controls, or holds with power to vote 5% or more of the outstanding voting Securities of the issuer and (ii) any entity under common control with the issuer.

3 A “professional relationship” includes, for example, the provision of legal counsel or accounting services. A “business relationship” includes, for example, the provision of consulting services or insurance coverage.

4 Facts that would be responsive to this question include, for example, the receipt of “special favors” from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to purchase other Securities for the Funds or the Advisers’ clients. Another example would be investment in Securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where the Funds’ or the Advisers’ clients might invest in Securities related to the leveraged buyout. The foregoing are only examples of pertinent facts and in no way limits the types of facts that may be responsive to this question.

Approval or Denial of Personal Trading Request
[to be completed by Compliance Officer or His/Her Designee]

______ Approved.  The proposed  transaction  appears to be  consistent  with the policies described in the Code.  Preclearance is granted from and including through .

______ Denied.  The proposed  transaction  does not appear to be consistent with the policies  described  in the Code and/or the  conditions  necessary for approval of the proposed transaction have not been satisfied.
       Preclearance is denied.

                                   Signed:

                                   Title:

                                   Date:

APPENDIX C

INITIAL HOLDINGS REPORT

Reportable Securities Holdings are all Securities Holdings of Access Persons1 of The AAL Mutual Funds, AAL Variable Product Series Fund, Inc., Aid Association for Lutherans and AAL Capital Management Corporation, regardless of the size of the Securities Holdings; except that such holdings shall not include shares of registered open-end investment companies (mutual funds and variable annuities), securities issued as direct obligations of the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, and various money market instruments (e.g. conventional repurchase agreements, U.S. government agency obligations, obligations issued or guaranteed by foreign governments) maturing within 397 calendar days from the date of purchase. In addition, exempt securities, as described in the Code of Ethics, and interests in independently managed retirement plans need not be reported.

A report must be filed no later than 10 days after filer becomes an access person. Each report must cover all accounts in which you have a direct or indirect Beneficial Ownership1 interest (unless you have no influence or control over such accounts) and all non-Adviser accounts that you manage or with respect to which you give investment or voting advice.

I [check one] have _______ have no _______ interests in securities as described above.

Please describe all reportable securities holdings on the second page of this form. Copies of confirmation statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.

To the best of my knowledge and belief, the answers set out in this Report are true and correct.

                                     Printed Name:   ______________________

                                     Signature:      ______________________

                                     Date submitted: ______________________

The  undersigned,  ________________,  in my capacity as the Funds' and Adviser's
Compliance  Officer (or His/Her  Designee),  hereby  certify the receipt of this
Annual Holdings Report on the ___ day of ____________, 20___.

                                    ---------------------------------
                                    Compliance Officer (or His/Her Designee)

__________
1 The terms "Securities Transactions," "Access Person" and "Beneficial Ownership" are defined in the Code of Ethics.

REPORTABLE SECURITIES HOLDINGS2

  Title, number of shares and principal amount of each security beneficially held in part or in whole, directly or indirectly, by the Access Person:

  _________________________________________________________________________

  _________________________________________________________________________

  Name of broker, dealer or bank with whom the access person maintains an account in which any securities are held for his/her direct or indirect benefit:

  _________________________________________________________________________

  OTHER RELEVANT INFORMATION:

  _________________________________________________________________________

__________

2 This Report shall not be construed as an admission by the person making such Report that he or she has had any direct or indirect beneficial interest in the security or securities to which the Report relates.

APPENDIX D

QUARTERLY SECURITIES TRANSACTIONS REPORT
FOR THE QUARTER ENDED

Reportable Securities Transactions are all Securities transactions of Access Persons1 of The AAL Mutual Funds, AAL Variable Product Series Fund, Inc., Aid Association for Lutherans and AAL Capital Management Corporation, regardless of the size of the Securities transaction; except that it shall not include shares of registered open-end investment companies (mutual funds and variable annuities), securities issued as direct obligations of the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, and various money market instruments (e.g. conventional repurchase agreements, U.S. government agency obligations, obligations issued or guaranteed by foreign governments) maturing within 397 calendar days from the date of purchase. In addition, exempt transactions, as described in the Code of Ethics and interests in independently managed retirement plans need not be reported. A report must be filed quarterly, by the tenth day after the end of each calendar quarter, whether or not you have had any Securities Transactions for the prior quarter. Each report must cover all accounts in which you have a direct or indirect Beneficial Ownership1 interest (unless you have no influence or control over such accounts) and all non-Adviser accounts that you manage or with respect to which you give investment or voting advice.

__________
1 The terms “Access Person” and “Beneficial Ownership” are defined in the Code.

I [check one] had ______ had no ______ reportable securities transactions during the above quarter. Please describe all reportable securities transactions on the following page. Copies of individual confirmations or monthly or quarterly broker statements may be attached to a signed report in lieu of setting forth the information required on the following page. Use additional copies of this form if necessary.

In addition, for any account established by you in which Securities were held for your direct or indirect benefit during the above quarter, describe those accounts where indicated on the following page.

To the best of my knowledge and belief, the answers set out in this Report are true and correct.

                                        Printed Name:__________________________

                                        Signature:_____________________________

                                        Date Submitted:________________________

REPORTABLE SECURITIES TRANSACTIONS**

1. Date of transaction:

2. Name of the issuer and dollar amount or number of securities of the issuer purchased or sold:

3. Nature of transaction (i.e., purchase, sale, or other type of acquisition or disposition):

4 Price at which the transaction was effected:

5. Name of broker, dealer, or bank with or through whom the transaction was effected:

__________
** This Report shall not be construed as an admission by the person making such Report that he or she has any direct or indirect beneficial interest in the security or securities to which the Report relates.

REPORTABLE SECURITIES ACCOUNTS

1. Name of broker, dealer or bank with or through whom the account was established:

________________________________________________________________________________

2. Date on which the account was established:

_________________________________________________________________________

APPENDIX E

ANNUAL HOLDINGS REPORT

FOR THE FISCAL YEAR ENDED ___________________, 20___

Reportable Securities Holdings are all Securities Holdings of Access Persons1 of The AAL Mutual Funds, AAL Variable Product Series Fund, Inc., Aid Association for Lutherans and AAL Capital Management Corporation, regardless of the size of the Securities Holdings; except that such holdings shall not include shares of registered open-end investment companies (mutual funds and variable annuities), securities issued as direct obligations of the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, and various money market instruments (e.g. conventional repurchase agreements, U.S. government agency obligations, obligations issued or guaranteed by foreign governments) maturing within 397 calendar days from the date of purchase. In addition, exempt securities, as described in the Code of Ethics, and interests in independently managed retirement plans need not be reported.

A report must be filed annually, and the info must be current as of a date no more than 30 days before the report is submitted. Each report must cover all accounts in which you have a direct or indirect Beneficial Ownership1 interest (unless you have no influence or control over such accounts) and all non-Adviser accounts that you manage or with respect to which you give investment or voting advice.

I [check one] have _______ have no _______ interests in securities as described above.

Please describe all reportable securities holdings on the second page of this form. Copies of confirmation statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.

To the best of my knowledge and belief, the answers set out in this Report are true and correct.

                                   Printed Name:   ______________________

                                   Signature:      ______________________

                                   Date submitted: ______________________

The  undersigned,  ________________,  in my capacity as the Funds' and Adviser's
Compliance  Officer (or His/Her  Designee),  hereby  certify the receipt of this
Annual Holdings Report on the ___ day of ____________, 20___.

                                        ---------------------------------
                                        Compliance Officer (or His/Her Designee)

__________
1 The terms "Securities Transactions," "Access Person" and "Beneficial Ownership" are defined in the Code of Ethics.

REPORTABLE SECURITIES HOLDINGS2

3. Title, number of shares and principal amount of each security beneficially held in part or in whole, directly or indirectly, by the Access Person:

4. Name of broker, dealer or bank with whom the access person maintains an account in which any securities are held for his/her direct or indirect benefit:

OTHER RELEVANT INFORMATION:

__________

2 This Report shall not be construed as an admission by the person making such Report that he or she has had any direct or indirect beneficial interest in the security or securities to which the Report relates.